UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                September 7, 2006
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


       Michigan                      001-32428                 30-0030900
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                    Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On September 7, 2006, the Registrant notified the American Stock Exchange ("AMEX") that as a result of a resignation of an independent director, the Registrant's Audit Committee then consisted of two members, although three members are required pursuant to AMEX Company Guide (the "Guide") Section 121(B)(2)(a). The Registrant is considering candidates to fill the vacancy on the Audit Committee and requested a grace period of thirty (30) days. On September 11, 2006, AMEX, by letter, advised the Registrant that a two member Audit Committee did not comply with the Guide Section 12(B)(2)(a), and that the Registrant had until December 11, 2006 to regain compliance. AMEX noted that the letter constitutes a Warning Letter pursuant to Section 1009(a)(i) of the Guide and that a press release was required, a copy of which is annexed hereto as an Exhibit. AMEX also advised that on or about September 16, 2006 a BC suffix would be added to the Registrant's trading symbol to denote non-compliance.

     On September 11, 2006, AMEX, by letter, advised the Registrant that it was not in compliance with the Guide for having issued a total of 288,415 shares of common stock without prior approval of AMEX as required by Section 301 of the Guide. In addition, the Registrant was advised that a review of the Registrant's report on Form 10-Q for the period ended June 30, 2006 indicated that the Registrant had sustained losses or its financial condition has become so impaired that it appeared questionable, in the opinion of AMEX, as to whether the Registrant would be able to continue operations and/or meet its obligations, as required by Part 10 of the Guide. The Registrant was given until September 26, 2006 to submit a plan to bring itself into compliance by December 10, 2006, which plan will be subject to AMEX evaluation, and if accepted by AMEX, will be subject to performance by the Registrant. The failure of the Registrant to submit a plan by September 26, 2006, a rejection by AMEX of a timely submitted plan or the failure of the Registrant to perform an approved plan by December 10, 2006, would lead to delisting proceedings. The Registrant intends to submit the plan as requested by AMEX, to process the plan with AMEX and to perform the plan. AMEX also advised that on or about September 16, 2006 a BC suffix would be added to the Registrant's trading symbol to denote non-compliance.

Item 4.01 Changes in Registrant's Certifying Accountant

     By letter dated September 8, 2006, Grant Thornton LLP ("Grant Thornton"), which serves as the independent registered public accounting firm for the Registrant, notified the Registrant that Grant Thornton was resigning as the Registrant's auditor upon completion of their review of the Registrant's Form 10-Q for the period ending June 30, 2006. Grant Thornton's decision to resign was not recommended or approved by the Registrant's Audit Committee.

     The report of Grant Thornton on the Registrant's consolidated financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope, or accounting principles. The report of Grant Thornton on the Registrant's consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to audit scope or accounting principles, but such opinion was modified to reflect uncertainty about the Registrant 's ability to continue as a going concern. During the years ended December 31, 2004 and 2005, and through September 7, 2006, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Registrant and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     In connection with its audit of the year ended December 31, 2004, Grant Thornton communicated to the Audit Committee and to management that it believed that the Company had nine significant deficiencies in internal controls that collectively constituted a material weakness in internal control. In connection with its audit of the year ended December 31, 2005, Grant Thornton communicated to the Audit Committee and to management that it believed that the Company had nine material weaknesses in internal controls and three significant deficiencies in internal controls.

     The Company has requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with above statements. A copy of such letter, dated September 13, 2006, is filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

         Exhibit No.  Description
         99.1         Letter from Grant Thornton dated September 8, 2006.
         99.2         Letter from Grant Thornton dated September 13, 2006.
         99.3 Press Release regarding American Stock Exchange dated September 13, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 13, 2006                     TARPON INDUSTRIES, INC.


                                             By:  /s/ James W. Bradshaw
                                                -------------------------------
                                                      James W. Bradshaw
                                                      Chief Executive Officer